                                                                    Exhibit 99.1

                              [register.com logo]


     REGISTER.COM BOARD OF DIRECTORS APPOINTS MITCHELL I. QUAIN AS CHAIRMAN

                   RICHARD D. FORMAN TO REMAIN PRESIDENT & CEO


OCTOBER 1, 2002 -- Register.com, Inc. (NASDAQ: RCOM), a leading provider of global domain name registration and Internet services, announced today that Mitchell I. Quain, a Director at the Company, has been appointed Chairman of the Board, effective September 29, 2002. He assumes the role from Richard D. Forman, who will remain the Company's President & CEO and will continue to serve as a Director on its board.

"I am pleased to have Mitch broaden his involvement with Register.com," said Mr. Forman. "I and the entire Board have enjoyed working with him and have valued his advice since he joined us last year. I look forward to Mitch bringing his tremendous depth of experience to bear as our Chairman of the Board. We are fortunate to have such a seasoned executive take an increased leadership position at the Company. This move will allow me to focus more on the market and industry challenges we currently face."

Mr. Quain has served as a Director for Register.com since April 2001 and is a Principal at Charterhouse Group, a private equity firm. He retired from ABN Amro in December 2001 where he was Vice Chairman. From 1975 to 1997, Mr. Quain specialized in industrial manufacturing at Schroeders plc (formerly Wertheim & Co.) where he was a Managing Director. He subsequently joined Furman Selz as an Executive Vice President and member of the Board of Directors. He remained at the firm through its acquisition by ING Barings and then through that firm's acquisition by ABN Amro. He currently serves as a Director on the Board of MagnaTek, Inc., Strategic Distribution, Inc. and Titan International. Mr. Quain received his B.S. in Electrical Engineering from the University of Pennsylvania in 1973 and his M.B.A. from Harvard Business School in 1975.

"I am excited to assume this leadership position with Register.com," said Mr. Quain. "While the Company faces near-term challenges, I am optimistic about our ability to meet them and to execute against the longer-term opportunities that our customer base and industry present. I have enjoyed working with Richard since becoming a Director last year and I am looking forward to continuing to work together pursuing the Company's strategic objectives and long-term growth goals."

Separately, Register.com announced that Samantha McCuen, a Director, has resigned from the Company's Board of Directors, effective September 30, 2002, to focus on her other investment commitments. Ms. McCuen has served on Register.com's board since June 1999. She is a Managing Director of Sandler Capital Management, which was one of Register.com's investors prior to its initial public offering.

"Samantha has been a wonderful resource for Register.com since before the Company was public," said Mr. Forman. "It's natural for an early advisor to move on as a company matures and we are grateful for her contributions."

ABOUT REGISTER.COM

Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses.

Register.com was named among the Top 100 Web Sites by PC Magazine in October, 2001. The company was founded in 1994 and is based in New York.

                                      # # #

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, UNCERTAINTY OF FUTURE REVENUE AND PROFITABILITY FROM EXISTING AND ACQUIRED BUSINESSES, INCREASING COMPETITION ACROSS ALL SEGMENTS OF THE DOMAIN NAME REGISTRATION BUSINESS, RISKS ASSOCIATED WITH HIGH LEVELS OF CREDIT CARD CHARGEBACKS AND REFUNDS, UNCERTAINTIES CAUSED BY THE CURRENT ECONOMIC SLOWDOWN WHICH IS IMPACTING OUR BUSINESS AND OUR CUSTOMERS' BUSINESSES, UNCERTAINTY REGARDING THE INTRODUCTION AND SUCCESS OF NEW TOP LEVEL DOMAINS, INCLUDING THE LAUNCH OF THE .PRO TOP LEVEL DOMAIN, CUSTOMER ACCEPTANCE OF NEW PRODUCTS AND SERVICES OFFERED IN ADDITION TO, OR AS ENHANCEMENTS OF ITS REGISTRATION SERVICES, UNCERTAINTY OF REGULATIONS RELATED TO THE DOMAIN REGISTRATION BUSINESS AND THE INTERNET, GENERALLY, THE RATE OF GROWTH OF THE INTERNET AND DOMAIN NAME INDUSTRY, AND OTHER FACTORS DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2002. REGISTER.COM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS PRESS RELEASE.

CONTACT:
INVESTOR RELATIONS
Stephanie Marks, Investor Relations
(212) 798-9169
smarks@register.com

PUBLIC RELATIONS
Lisette Zarnowski,
212-798-9165
lzarnowski@register.com

(UK inquiries)
Chris Patmore
+44 (207) 854-6184
cpatmore@register.com